UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 16, 2006, the Board of Directors of Willbros Group, Inc. (the “Registrant”) approved an amendment to the existing employment agreement (the “Employment Agreement”) between the Registrant’s indirect wholly owned subsidiary, Willbros USA, Inc. (“WUSA”), and Robert R. (Randy) Harl, the President and Chief Operating Officer of WUSA. A copy of the amendment is filed herewith as Exhibit 10.1. The amendment to the Employment Agreement provides for the following:

(i)	the surrender by Mr. Harl of 50,000 shares of restricted common stock of the Registrant (“Restricted Stock”) awarded as of January 20, 2006;

(ii)	the award of additional 50,000 shares of Restricted Stock on January 1, 2007, of which 10,000 shares vest on the date of execution of the applicable Restricted Stock award agreement and vesting for the remaining shares to occur in four equal installments on December 31 of 2007, 2008, 2009 and 2010; and

(iii)	in the event Mr. Harl’s employment is terminated by WUSA due to a Change in Control (as defined in the Employment Agreement) during calendar year 2006, Mr. Harl will be paid additional compensation by WUSA in an amount equal to the fair market value of the Registrant’s common stock as of the date of termination multiplied by 50,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	Amendment No. 1 to Employment Agreement dated as of June 16, 2006, between Willbros USA, Inc. and Robert R. Harl.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: June 22, 2006	By:	/s/ Warren L. Williams
Warren L. Williams
Senior Vice President, Chief Financial
Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated as of June 16, 2006, between Willbros USA, Inc. and Robert R. Harl.